EXHIBIT 10.1

ARTISTdirect, Inc.
5670 Wilshire Blvd., Suite 200
Los Angeles, CA 90036

May 1, 2003

Frederick W. Field
c/o Radar Pictures
10900 Wilshire Boulevard
Suite 1400
Los Angeles, CA 90024

Re: Amendment No. 2 to Employment Agreement

Dear Ted:

     The purpose of this letter is to memorialize the terms and conditions of our prior agreement of January 1, 2003 to cancel your ability to earn and the Company’s contingent obligation to pay contingent payments set forth in Amendment No. 1 dated December 9, 2002 (“Amendment No. 1”) to the employment agreement between you and us dated May 31, 2001 (the “Agreement”). Capitalized terms used without definition in this Amendment No. 2 to the Agreement (this “Amendment”) shall have the meanings ascribed to them in the Agreement and Amendment No. 1.

     You agree that a Triggering Event has not occurred as of this date and that the other events set forth in the second paragraph of Amendment No. 1 have not occurred as of this date, and thus no payments are due from the Company.

     You agree that your annual salary from January 1, 2003 forward will be $28,080. Amounts previously referred to in Amendment No. 1 as the deferred salary credited to an account maintained on your behalf on our books and records are not earned as of January 1, 2003 and shall not be paid or maintained on our books and records. Furthermore, you voluntarily agree to loan back to the Company the difference between (a) your annual salary of $28,080 and (b) all applicable tax withholdings on such salary. Such loan agreement will continue for each paycheck period commencing January 1, 2003 until such time that you inform us that you are terminating the loan.

     You hereby confirm that this and all prior agreements relating to payment or deferral of payment of your salary was made voluntarily on your part for the sole purpose of facilitating our ability to raise additional capital from outside investors for our operations. In signing this Amendment, you agree that you are not relying upon any statements, representations or promises made by us or our agents, except as specifically set forth herein. You further agree that you have reviewed the terms and conditions of this Amendment with your own financial and tax advisors and that they have advised you on, among other things, the federal, state and other tax consequences to you from this Amendment.

     You confirm that neither this nor prior amendments to the Agreement constitute Good Reason for purposes of paragraph 8(d) of the Agreement. You further agree that the salary set forth in this Amendment shall be the Company’s sole obligation to you under paragraph 6 of the Agreement and release and discharge all claims to any other amounts.

     As amended hereby, the Agreement remains in full force and effect and is hereby ratified and affirmed.

ARTISTdirect, Inc.

	By:	/s/ MARC P. GEIGER An Authorized Signatory

ACCEPTED AND AGREED:

/s/ FREDERICK W. FIELD Frederick W. Field

2